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                                                                       EXHIBIT 5

                           FORM OF ATTORNEYS OPINION

                                    [Date]



The Board of Directors of
J.B. Hunt Transport Services, Inc.
615 J.B. Hunt Corporate Drive
Lowell, Arkansas 72745

Re:   J.B. Hunt Transport Services, Inc. Employee
      Retirement Plan, Registration Statement on Form S-8
________________________________________________________________

Ladies and Gentlemen:

        We have acted as counsel for J.B. Hunt Transport Services, Inc. (the "Company") in connection with the registration under the Securities Act of 1933, as amended, of the J.B. Hunt Transport Services, Inc. Employee Retirement Plan ("Plan").

        It is our opinion that the common stock which is acquired by the Plan has been duly and validly authorized by the Company and, when issued, and when the certificates representing the shares are duly executed and delivered to the Plan, will be validly and legally issued, fully paid and non-assessable shares of the Company's Common Stock.

        We hereby consent to the use of this opinion as an exhibit to the referenced Registration Statement.

                                        Very truly yours,

                                        WRIGHT, LINDSEY & JENNINGS